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                                                            EXHIBIT NO. 99.10(e)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent in this Post-Effective Amendment No. 56 to Registration Statement No. 33-1657 of MFS Series Trust X, for MFS International Diversification Fund to the reference to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statements of Additional Information, each of which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP


Boston, Massachusetts
March 28, 2005